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                               CERTIFICATE OF AMENDMENT

                                        TO THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                              ARM FINANCIAL GROUP, INC.



         ARM FINANCIAL GROUP, INC., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES AS FOLLOWS:

         1. The name of the Corporation is ARM Financial Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 15, 1993.

         2. This Certificate of Amendment sets forth an amendment to the Certificate of Incorporation of the Corporation which was duly adopted by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware. Written notice has been sent in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.

         3. The first paragraph of Clause (1) of Article IV of the Certificate of Incorporation is hereby amended by deleting it in its entirety and substituting in its place the following:

              "(1) The total number of shares of all classes of stock that the Corporation shall have authority to issue is 2,328,460, of which number (i) 2,300,100 shall be shares of Preferred Stock, par value $.01 per share ("Preferred Stock'), (ii) 27,280 shall be shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock") and (iii) 1,080 shall be shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being referred to collectively herein as the "Common Stock")."

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         IN WITNESS WHEREOF, ARM FINANCIAL GROUP, INC. has caused this
Certificate of Amendment to the Certificate of Incorporation to be signed by John Franco and Martin H. Ruby, its Co-Chief Executive Officers, and attested by Robert H. Scott, its Secretary, this 30th day of April, 1996.


                             ARM FINANCIAL GROUP, INC.


                             By:       /s/ John Franco
                                 -----------------------------------------------
                             Name:     John Franco
                             Title:    Co-Chief Executive Officer


                             By:       /s/ Martin H. Ruby
                                 -----------------------------------------------
                             Name:     Martin H. Ruby
                             Title:    Co-Chief Executive Officer

ATTEST:


By:          /s/ Robert H. Scott
   ----------------------------------------
Name:    Robert H. Scott
Title:   Secretary